UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2009

TRANSATLANTIC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification Number)
Incorporation)

80 Pine Street, New York, New York (Address of Principal Executive Offices)		10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 365-2200

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

          On November 18, 2009, Transatlantic Holdings, Inc. (“TRH”) entered into an underwriting agreement (the “Underwriting Agreement”), with Goldman Sachs & Co. and Wells Fargo Securities, LLC (together, the “Underwriters”), under which TRH agreed to sell to the Underwriters $350.0 million aggregate principal amount of its 8.00% Senior Notes due 2039 (the “Notes”). The Underwriting Agreement contains representations, covenants and closing conditions that TRH believes are usual and customary for underwriting agreements relating to underwritten offerings of unsecured senior notes.

          The closing of the sale of the Notes occurred on November 23, 2009. The Notes were registered under the Securities Act of 1933, as amended. The net proceeds from the offering of the Notes, after deducting the Underwriters’ discount and estimated expenses, were approximately $336.5 million and will be used for general corporate purposes which, depending on market conditions, may include repurchases of TRH’s common stock and its 5.75% Senior Notes due 2015.

          A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Supplemental Indenture

          The Notes are governed by an Indenture, dated as of December 14, 2005 (the “Indenture”), by and between TRH and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a second supplemental indenture (the “Supplemental Indenture”), dated as of November 23, 2009, between TRH and the Trustee.

          The Notes are TRH’s unsecured and unsubordinated obligations and rank equally with its existing and future unsecured and unsubordinated indebtedness. The Notes will bear interest at a rate of 8.00% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for. Interest on the Notes is payable semiannually in arrears on May 30 and November 30 in each year, beginning May 30, 2010. The Notes have no sinking fund or mandatory redemption. TRH may redeem the Notes at any time at a redemption price equal to the greater of the principal amount of the Notes and a make-whole price, plus accrued and unpaid interest.

          A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement, the Indenture and the Supplemental Indenture are qualified in their entirety by reference to such exhibits.

ITEM 2.03.          CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

          The information reported under Item 1.01 above is incorporated into this Item 2.03 by reference.

ITEM 8.01.          OTHER EVENTS.

          On November 23, 2009, TRH issued a press release announcing that it had closed the offering of the Notes. The press release is attached as Exhibit 99.1 hereto.

          The opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the Notes issued and sold pursuant to the Underwriting Agreement, is filed herewith as Exhibit 5.1.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, by and among Transatlantic Holdings, Inc. and Goldman Sachs & Co. and Wells Fargo Securities, LLC, dated November 18, 2009.

4.1	Second Supplemental Indenture, by and among Transatlantic Holdings, Inc. and The Bank of New York Mellon, dated November 23, 2009.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

99.1	Press release dated as of November 23, 2009

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC.
(Registrant)

	By:	/s/ Gary A. Schwartz

Gary A. Schwartz Senior Vice President and General Counsel

Date: November 23, 2009

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, by and among Transatlantic Holdings, Inc. and Goldman Sachs & Co. and Wells Fargo Securities, LLC, dated November 18, 2009.

4.1	Second Supplemental Indenture, by and among Transatlantic Holdings, Inc. and The Bank of New York Mellon, dated November 23, 2009.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

99.1	Press release dated as of November 23, 2009